UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2
to
Form 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or 12(g) of
the Securities Exchange Act of 1934

METROPCS COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	20-0836269
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

8144 Walnut Hill Lane, Suite 800
Dallas, Texas 75231-4388
(Address of Principal Executive Offices, including Zip Code)

(214) 265-2550
(Registrant’s Telephone Number, including Area Code)

Securities to be registered pursuant to Section 12(b) of the Act:
None

Securities to be registered pursuant to Section 12(g) of the Act:
Common Stock, par value $0.0001 per share

This Amendment No. 2 is being filed solely for the purpose of filing exhibits to the Registration Statement on Form 10 (File No. 000-50869) and no changes or additions are being made hereby to the other items in the Registration Statement. Accordingly, those items have been omitted.

Item 15.	Financial Statements and Exhibits

(a) Financial Statements

Omitted

(b) Exhibits

Unless otherwise noted, the following exhibits are incorporated herein by reference from the registration statement on Form S-1 previously filed as Exhibit 99.1 hereto (the “IPO Registration Statement”):

Exhibit
No.		Description

2	.1(a)	Agreement and Plan of Merger, dated as of April 6, 2004, by and among MetroPCS Communications, Inc., MPCS Holdco Merger Sub, Inc. and MetroPCS, Inc.
2	.1(b)	Agreement and Plan of Merger, dated as of November 3, 2006, by and among MetroPCS Wireless, Inc., MetroPCS IV, Inc., MetroPCS III, Inc., MetroPCS II, Inc. and MetroPCS, Inc.
3	.1**	Second Amended and Restated Certificate of Incorporation of MetroPCS Communications, Inc.
3	.2**	Second Amended and Restated Bylaws of MetroPCS Communications, Inc., as amended.
4.1		Form of Certificate of MetroPCS Communications, Inc. Common Stock.
4	.2**	Second Amended and Restated Stockholders’ Agreement, dated as of August 30, 2005, by and among MetroPCS Communications, Inc. and its stockholders.
4	.3**	Securities Purchase Agreement, dated as of July 17, 2000, by and among MetroPCS, Inc., each of the Subsidiary parties listed on Schedule 1 thereto and each of the Purchaser parties listed on Schedule 2 thereto, as amended by (i) Amendment No. 1 to Securities Purchase Agreement, dated as of November 13, 2000, (ii) Amendment No. 2 to Securities Purchase Agreement, dated as of December 12, 2000, (iii) Amendment No. 3 to Securities Purchase Agreement, dated as of December 19, 2000, (iv) Amendment No. 4 to Securities Purchase Agreement, dated as of January 4, 2001, (v) Amendment No. 5 to Securities Purchase Agreement, dated as of January 9, 2001, (vi) Amendment No. 6 to Securities Purchase Agreement, dated as of November 3, 2003, and (vii) Amendment No. 7 to Securities Purchase Agreement, dated as of May 19, 2004.
4	.4**	Stock Purchase Agreement, dated as of August 30, 2005, by and between MetroPCS Communications, Inc. and the Investors described therein.
10	.1(a)	MetroPCS Communications, Inc. Amended and Restated 2004 Equity Incentive Compensation Plan.
10	.1(b)	Second Amended and Restated 1995 Stock Option Plan of MetroPCS, Inc.
10	.1(c)	First Amendment to the Second Amended and Restated 1995 Stock Option Plan of MetroPCS, Inc.
10	.1(d)	Second Amendment to the Second Amended and Restated 1995 Stock Option Plan of MetroPCS, Inc.
10	.2(a)*	Employment Agreement, dated as of March 31, 2005, by and between MetroPCS Texas, LLC and J. Braxton Carter, II.
10	.2(b)*	Amendment No. 1 to Employment Agreement, dated as of March 5, 2007, by and between MetroPCS Texas, LLC and J. Braxton Carter, II.
10.3		Form of Officer and Director Indemnification Agreement.
10	.4(a)	General Purchase Agreement, effective as of June 6, 2005, by and between MetroPCS Wireless, Inc. and Lucent Technologies Inc.
10	.4(b)	Amendment No. 1 to the General Purchase Agreement, effective as of September 30, 2005, by and between MetroPCS Wireless, Inc. and Lucent Technologies Inc.
10	.4(c)	Amendment No. 2 to the General Purchase Agreement, effective November 10, 2005, by and between MetroPCS Wireless, Inc. and Lucent Technologies Inc.
10.5		Amended and Restated Services Agreement, executed on December 15, 2005 as of November 24, 2004, by and between MetroPCS Wireless, Inc. and Royal Street Communications, LLC, including all amendments thereto.

Exhibit
No.		Description

10.6		Second Amended and Restated Credit Agreement, executed on December 15, 2005 as of December 22, 2004, by and among MetroPCS Wireless, Inc. and Royal Street Communications, LLC, including all amendments thereto.
10.7		Amended and Restated Pledge Agreement, executed on December 15, 2005 as of December 22, 2004, by and between Royal Street Communications, LLC and MetroPCS Wireless, Inc., including all amendments thereto.
10.8		Amended and Restated Security Agreement, executed on December 15, 2005 as of December 22, 2004, by and between Royal Street Communications, LLC and MetroPCS Wireless, Inc., including all amendments thereto.
10.9		Amended and Restated Limited Liability Company Agreement of Royal Street Communications, LLC, executed on December 15, 2005 as of November 24, 2004 by and between C9 Wireless, LLC, GWI PCS1, Inc., and MetroPCS Wireless, Inc., including all amendments thereto.
10.10		Master Equipment and Facilities Lease Agreement, executed as of May 17, 2006, by and between MetroPCS Wireless, Inc. and Royal Street Communications, LLC, including all amendments thereto.
10.11		Amended and Restated Credit Agreement, dated as of February 20, 2007, among MetroPCS Wireless, Inc., as borrower, the several lenders from time to time parties thereto, Bear Stearns Corporate Lending Inc., as administrative agent and syndication agent, Bear, Stearns & Co. Inc., as sole lead arranger and joint book runner, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint book runner and Banc of America Securities LLC, as joint book runner.
10.12		Purchase Agreement, dated October 26, 2006, among MetroPCS Wireless, Inc., the Guarantors as defined therein and Bear, Stearns & Co. Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Banc of America Securities LLC.
10.13		Registration Rights Agreement, dated November 3, 2006, by and among MetroPCS Wireless, Inc., the Guarantors as defined therein and Bear, Stearns & Co. Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Banc of America Securities LLC.
10.14		Indenture, dated as of November 3, 2006, among MetroPCS Wireless, Inc., the Guarantors as defined therein and The Bank of New York Trust Company, N.A., as trustee.
10.15		Supplemental Indenture, dated as of February 6, 2007, among the Guaranteeing Subsidiaries as defined therein, the other Guarantors as defined in the Indenture referred to therein and The Bank of New York Trust Company, N.A., as trustee under the Indenture referred to therein.
21.1		Subsidiaries of Registrant.
99	.1**	Amendment No. 1 to Registration Statement on Form S-1/A.

*	Filed herewith.

**	Previously filed.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

MetroPCS Communications, Inc.

By:	/s/ Roger D. Linquist
Roger D. Linquist
President and Chief Executive Officer

Dated: March 5, 2007

INDEX TO EXHIBITS

Unless otherwise noted, the following exhibits are incorporated herein by reference from the registration statement on Form S-1 filed as Exhibit 99.1 hereto (the “IPO Registration Statement”):

Exhibit
No.		Description

2	.1(a)	Agreement and Plan of Merger, dated as of April 6, 2004, by and among MetroPCS Communications, Inc., MPCS Holdco Merger Sub, Inc. and MetroPCS, Inc.
2	.1(b)	Agreement and Plan of Merger, dated as of November 3, 2006, by and among MetroPCS Wireless, Inc., MetroPCS IV, Inc., MetroPCS III, Inc., MetroPCS II, Inc. and MetroPCS, Inc.
3	.1**	Second Amended and Restated Certificate of Incorporation of MetroPCS Communications, Inc.
3	.2**	Second Amended and Restated Bylaws of MetroPCS Communications, Inc., as amended.
4.1		Form of Certificate of MetroPCS Communications, Inc. Common Stock.
4	.2**	Second Amended and Restated Stockholders’ Agreement, dated as of August 30, 2005, by and among MetroPCS Communications, Inc. and its stockholders.
4	.3**	Securities Purchase Agreement, dated as of July 17, 2000, by and among MetroPCS, Inc. each of the Subsidiary parties listed on Schedule 1 thereto and each of the Purchaser parties listed on Schedule 2 thereto, as amended by (i) Amendment No. 1 to Securities Purchase Agreement, dated as of November 13, 2000, (ii) Amendment No. 2 to Securities Purchase Agreement, dated as of December 12, 2000, (iii) Amendment No. 3 to Securities Purchase Agreement, dated as of December 19, 2000, (iv) Amendment No. 4 to Securities Purchase Agreement, dated as of January 4, 2001, (v) Amendment No. 5 to Securities Purchase Agreement, dated as of January 9, 2001, (vi) Amendment No. 6 to Securities Purchase Agreement, dated as of November 3, 2003, and (vii) Amendment No. 7 to Securities Purchase Agreement, dated as of May 19, 2004.
4	.4**	Stock Purchase Agreement, dated as of August 30, 2005, by and between MetroPCS Communications, Inc. and the Investors described therein.
10	.1(a)	MetroPCS Communications, Inc. Amended and Restated 2004 Equity Incentive Compensation Plan.
10	.1(b)	Second Amended and Restated 1995 Stock Option Plan of MetroPCS, Inc.
10	.1(c)	First Amendment to the Second Amended and Restated 1995 Stock Option Plan of MetroPCS, Inc.
10	.1(d)	Second Amendment to the Second Amended and Restated 1995 Stock Option Plan of MetroPCS, Inc.
10	.2(a)*	Employment Agreement, dated as of March 31, 2005, by and between MetroPCS Texas, LLC and J. Braxton Carter, II.
10	.2(b)*	Amendment No. 1 to Employment Agreement, dated as of March 5, 2007, by and between MetroPCS Texas, LLC and J. Braxton Carter, II.
10.3		Form of Officer and Director Indemnification Agreement.
10	.4(a)	General Purchase Agreement, effective as of June 6, 2005, by and between MetroPCS Wireless, Inc. and Lucent Technologies Inc.
10	.4(b)	Amendment No. 1 to the General Purchase Agreement, effective as of September 30, 2005, by and between MetroPCS Wireless, Inc. and Lucent Technologies Inc.
10	.4(c)	Amendment No. 2 to the General Purchase Agreement, effective November 10, 2005, by and between MetroPCS Wireless, Inc. and Lucent Technologies Inc.
10.5		Amended and Restated Services Agreement, executed on December 15, 2005 as of November 24, 2004, by and between MetroPCS Wireless, Inc. and Royal Street Communications, LLC, including all amendments thereto.
10.6		Second Amended and Restated Credit Agreement, executed on December 15, 2005 as of December 22, 2004, by and among MetroPCS Wireless, Inc. and Royal Street Communications, LLC, including all amendments thereto.
10.7		Amended and Restated Pledge Agreement, executed on December 15, 2005 as of December 22, 2004, by and between Royal Street Communications, LLC and MetroPCS Wireless, Inc., including all amendments thereto.
10.8		Amended and Restated Security Agreement, executed on December 15, 2005 as of December 22, 2004, by and between Royal Street Communications, LLC and MetroPCS Wireless, Inc., including all amendments thereto.

Exhibit
No.		Description

10.9		Amended and Restated Limited Liability Company Agreement of Royal Street Communications, LLC, executed on December 15, 2005 as of November 24, 2004, by and between C9 Wireless, LLC, GWI PCS1, Inc., and MetroPCS Wireless, Inc., including all amendments thereto.
10.10		Master Equipment and Facilities Lease Agreement, executed as of May 17, 2006, by and between MetroPCS Wireless, Inc. and Royal Street Communications, LLC, including all amendments thereto.
10.11		Amended and Restated Credit Agreement, dated as of February 20, 2007, among MetroPCS Wireless, Inc., as borrower, the several lenders from time to time parties thereto, Bear Stearns Corporate Lending Inc., as administrative agent and syndication agent, Bear, Stearns & Co. Inc., as sole lead arranger and joint book runner, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint book runner and Banc of America Securities LLC, as joint book runner.
10.12		Purchase Agreement, dated October 26, 2006, among MetroPCS Wireless, Inc., the Guarantors as defined therein and Bear, Stearns & Co. Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Banc of America Securities LLC.
10.13		Registration Rights Agreement, dated November 3, 2006, by and among MetroPCS Wireless, Inc., the Guarantors as defined therein and Bear, Stearns & Co. Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Banc of America Securities LLC.
10.14		Indenture, dated as of November 3, 2006, among MetroPCS Wireless, Inc., the Guarantors as defined therein and The Bank of New York Trust Company, N.A., as trustee.
10.15		Supplemental Indenture, dated as of February 6, 2007, among the Guaranteeing Subsidiaries as defined therein, the other Guarantors as defined in the Indenture referred to therein and The Bank of New York Trust Company, N.A., as trustee under the Indenture referred to therein.
21.1		Subsidiaries of Registrant.
99	.1**	Registration Statement on Form S-1/A.

*	Filed herewith.

**	Previously filed.